EXHIBIT 4.3

TEXAS RARE EARTH RESOURCES CORP.

and

SECURITIES TRANSFER CORPORATION

WARRANT INDENTURE

Dated as of [●], 2015

TABLE OF CONTENTS

ARTICLE 1   INTERPRETATION

ARTICLE 2   ISSUE OF WARRANTS

ARTICLE 3   EXERCISE OF WARRANTS

ARTICLE 4   ADJUSTMENT OF EXERCISE RIGHTS

Section 4.6	No Duty to Inquire	20
Section 4.7	Rights Issued in Respect of Underlying Securities on Exercise	21

ARTICLE 5   RIGHTS OF THE CORPORATION AND COVENANTS

Section 5.1	General Covenants	21
Section 5.2	Warrant Agent’s Remuneration and Expenses	22
Section 5.3	Performance of Covenants by Warrant Agent	23
Section 5.4	Optional Purchases by the Corporation	23

ARTICLE 6   ENFORCEMENT

Section 6.1	Suits by Warrantholders	23
Section 6.2	Immunity of Shareholders, etc.	24
Section 6.3	Limitation of Liability	24
Section 6.4	Waiver of Default	24

ARTICLE 7   MEETINGS OF WARRANTHOLDERS

ARTICLE 8   SUPPLEMENTAL INDENTURES

Section 8.1	Provision for Supplemental Indentures for Certain Purposes	30
Section 8.2	Successor Corporations	31

ARTICLE 9   CONCERNING THE WARRANT AGENT

Section 9.1	Trust Indenture Legislation	31
Section 9.2	Rights and Duties of Warrant Agent	31
Section 9.3	Rights and Duties of Warrant Agent	32

ii

ARTICLE 10   GENERAL

ADDENDA

SCHEDULE “A“
SCHEDULE “B”

iii

THIS WARRANT INDENTURE is made as of the [●] day of [●], 2015.

BETWEEN:

TEXAS RARE EARTH RESOURCES CORP., a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as the “Corporation”)

- and -

SECURITIES TRANSFER CORPORATION, a company incorporated under the laws of the State of Texas (hereinafter referred to as the “Warrant Agent”)

WHEREAS:

A.
the Corporation has agreed to distribute non-transferable rights (each, a “TRER Right”) at no charge to the holders of record as of the record date of the Corporation’s Common Shares (as defined below) in a rights offering (the “TRER Rights Offering”);

B.
each TRER Right will entitle the holder thereof to purchase, one (1) unit, consisting of (a) a Common Share, (b) one non-transferable Class A Common Share purchase warrant (each, a "Class A Unit Warrant"), with each Class A Unit Warrant entitling the holder thereof to purchase one Common Share at an exercise price of $0.35 for a period of five years following the closing of the TRER Rights Offering, and (c) one non-transferable Class B Common Share purchase warrant (each, a "Class B Unit Warrant" and together with the Class A Unit Warrant, the “Warrants” or the “Warrant”) with each Class B Unit Warrant entitling the holder thereof to purchase one Common Share at an exercise price of $0.50 per Common Share for a period of five years following the closing of the TRER Rights Offering;

C.	as of the date hereof, the Corporation has an effective Registration Statement (as defined below) under the U.S. Securities Act (as defined below);

D.
each Warrant shall, subject to adjustment, entitle the holder thereof to purchase from the Corporation one Common Share of the Corporation at the Class A Unit Exercise Price or the Class B Unit Exercise Price (as defined below), as applicable, at any time prior to 5:00 p.m. (New York time) 5 years from the Closing Date (as defined below), upon the terms and conditions herein set forth;

E.
all acts and deeds necessary have been done and performed to make the Warrants, when certified, issued and delivered as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture; and

F.
the Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants, as listed on the register as further described in Section 2.10 (a) below, issued pursuant to this Indenture.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1    INTERPRETATION

Section 1.1	Definitions

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto;

 “Applicable Legislation” means, as applicable, the provisions of the United States Securities Act of 1933, as amended, and any other applicable statute of the United States or any state if the United States, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents and of corporations under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

 “Business Day” means a day which is not Saturday or Sunday or a legal holiday in the City of New York, New York or El Paso, Texas;

“Capital Reorganization” has the meaning set forth in Section 4.1(e);

“Class A Unit Warrant” means a Common Share purchase warrant of the Corporation to be issued pursuant to this Indenture entitling the holder thereof to acquire one Common Share at the Class A Unit Warrant Exercise Price until the Time of Expiry for each whole warrant held, subject to the terms and conditions herein;

“Class B Unit Warrant” ” means a Common Share purchase warrant of the Corporation to be issued pursuant to this Indenture entitling the holder thereof to acquire one Common Share at the Class B Unit Warrant Exercise Price until the Time of Expiry for each whole warrant held, subject to the terms and conditions herein

“Class A Unit Warrant Exercise Price” means $0.35 per share;

“Class B Unit Warrant Exercise Price” means $0.50 per share;

“Class A Unit Warrantholders”, “Class B Unit Warrantholders”, “holders” or “Warrantholders” means the persons who are registered owners of Warrants, and, for greater certainty, in respect of any action to be taken by a holder in respect of his Warrants, means the holder or his successors, executors, administrators or other legal representatives or his or their attorney duly appointed by instrument in writing in form, substance and execution satisfactory to the Warrant Agent with signatures guaranteed by an Eligible Institution;

“Class A Unit Warrantholders’ Request” means an instrument signed in one or more counterparts by Class A Unit Warrantholders entitled to acquire in the aggregate not less than 25% of the aggregate number of Common Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

“Class B Unit Warrantholders’ Request” means an instrument signed in one or more counterparts by Class B Unit Warrantholders entitled to acquire in the aggregate not less than 25% of the aggregate number of Common Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

“Closing Date” means [●], 2015;

“Common Shares” means fully paid and non-assessable shares of common stock of the Corporation;

“Corporation” means Texas Rare Earth Resources Corp., a corporation incorporated under the laws of the State of Delaware;

“Corporation’s Auditors” means a firm of inependent chartered accountants duly appointed as auditors of the Corporation;

“Counsel” means an attorney at law or a firm of attorneys at law retained by the Warrant Agent or retained by the Corporation and acceptable to the Warrant Agent;

“Current Market Price” of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the OTCQX for the 20 consecutive Trading Days ending 5 Trading Days before the relevant date or, if the Common Shares are not then listed on the OTCQX then on any other United States or Canadian stock exchange on which the Common Shares are then listed or quoted as may be selected by the directors of the Corporation or, if the Common Shares are not then listed or quoted on any United States or Canadian stock exchange then on such other stock exchange on which the Common Shares are then listed as may be selected by the directors of the Corporation or, if the Common Shares are not then listed on a stock exchange, on the over-the-counter market (provided that, in each case, if such average price is not in United States dollars, such price will be translated into United States dollars using the then applicable Exchange Rate); provided that, if there is no market for the Common Shares during all or part of such period during which the Current Market Price per Common Share would otherwise be determined, the Current Market Price per Common Share shall in respect of all or such part of the period be determined by a nationally recognized firm of chartered accountants appointed by the Corporation (who may be the Corporation’s Auditors), in each case appropriately adjusted to take into account the occurrence during such 20-Trading Day period of any event that would result in an adjustment of the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, pursuant to Article 4;

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, reference without more to action “by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

“Effective Date” means the Closing Date;

“Eligible Institution” means a member of the Medallion Signature Guarantee Program;

“Exchange Rate” means, on any date for determination, the rate at which United States dollars may be exchanged into other currency calculated by reference to such publicly available service for displaying exchange rates of a major bank in the City of New York as may be determined by the Corporation;

“Exercise Date” means, with respect to any Warrant, the date on which the Warrant Certificate representing such Warrant is duly surrendered for exercise along with full payment of the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, all in accordance with the terms hereof;

“Exercise Form” means, with respect to any Warrant, the exercise form attached hereto to the Warrant and substantially as set out as Schedule “A” or Schedule “B”, as applicable, duly completed and executed;

 “Expiry Date” means [●], 2020;

“Extraordinary Resolution” has the meaning set forth in Section 7.11;

 “Issuer Bid” has the meaning set forth in Section 4.1(d);

“OTCQX” means the OTCQX U.S. market operated by the OTC Markets Group Inc.

“person” means, without limitation, an individual, body corporate, partnership, trust, Warrant Agent, executor, administrator, legal representative or any unincorporated organization;

“Privacy Laws” has the meaning set forth in Section 10.8;

“Registration Statement” means a shelf registration statement filed with the SEC under the U.S. Securities Act, together with any applicable supplement thereto, relating to the Underlying Securities;

“Rights” has the meaning set forth in Section 4.7;

“Rights Agreement” has the meaning set forth in Section 4.7;

“Rights Offering” has the meaning set forth in Section 4.1(b);

“Rights Period” has the meaning set forth in Section 4.1(b);

“Redemption Date” means, with respect to any Warrant as to which the Corporation has elected a redemption in accordance with Section 3.9, the date on which the Warrant Certificate representing such Warrant is duly surrendered for exercise along with a duly completed and executed Notice of Intent to Exercise Form, all in accordance with the terms hereof;

 “SEC” means the United States Securities and Exchange Commission;

“Share Reorganization” has the meaning set forth in Section 4.1(a);

“Shareholder” means a holder of record of one or more Common Shares;

“Special Distribution” has the meaning set forth in Section 4.1(c);

“Subsidiary of the Corporation” means a corporation, more than 50% of the outstanding voting shares of which are owned, directly or indirectly, other than by way of security only, by the Corporation or by one or more subsidiaries of the Corporation; and, as used in this definition, “voting shares” means shares of a class or classes ordinarily entitled to vote for the election of a majority of the directors of a corporation irrespective of whether or not shares of any other class or classes shall have or might have the right to vote for directors by reason of the happening of any contingency;

“Time of Expiry” means 5:00 p.m. (New York time) on the Expiry Date;

 “Trading Day” means any day on which trading occurs on the OTCQX (or such other exchange or market provided for in the definition of “Current Market Price”);

 “Underlying Securities” means the Common Shares issuable upon the exercise of the Warrants, including the shares or other securities or property issuable upon the exercise of the Warrants as a result of any adjustment of exercise rights pursuant to Section 4.1 and Section 4.2;

 “U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant” or “Warrants means the Class A Unit Warrant and the Class B Unit Warrant, collectively;

“Warrant Agency” means the principal office of the Warrant Agent in the State of Texas or such other place as may be designated in accordance with Section 3.3;

“Warrant Agent” means Securities Transfer Corporation or its successors from time to time in the trust hereby created;

“Warrant Certificate” means, (i) a certificate, substantially in the form set forth in Schedule “A” evidencing the Class A Unit Warrant and (ii) a certificate, substantially in the form set  or “B”, issued on or after the Effective Date to evidence Warrants;

“this Warrant Indenture” “this Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“written request of the Corporation” and “certificate of the Corporation” mean, respectively, a written request and certificate signed in the name of the Corporation by its Chairman, President or Chief Financial Officer and may consist of one or more instruments so executed.

Section 1.2	Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

Section 1.3	Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

Section 1.4	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

Section 1.5	Time of the Essence

Time shall be of the essence in this Indenture.

Section 1.6	Currency

Except as otherwise stated, all dollar amounts herein are expressed in United States dollars.

Section 1.7	Applicable Law

This Indenture and the Warrant Certificates shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal laws of the United States. Notwithstanding the preceding sentence, the exercise, performance or discharge by the Warrant Agent of any of its rights, powers, duties or responsibilities under the Indenture shall be construed in accordance with the laws of the State of Texas.

ARTICLE 2    ISSUE OF WARRANTS

Section 2.1	Issue of Warrants

A maximum of up to, (i) [●] Class A Unit Warrants, entitling the holders thereof to acquire up to [●] Common Shares (subject to adjustment in accordance with the terms hereof) and (ii) [●] Class B Unit Warrants, entitled the holders thereof to acquire up to [●] Common Shares (subject to adjustment in accordance with the terms hereof) on the terms and subject to the conditions herein provided, are hereby created and authorized to be issued hereunder.

Section 2.2	Terms of Warrants

(a)
Each whole Warrant shall entitle the holder thereof, upon the exercise thereof prior to the Time of Expiry, to acquire one (1) Common Share (subject to adjustment in accordance with the terms hereof) on payment of the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable.

(b)
No fractional Warrants shall be issued or otherwise provided for hereunder. To the extent that any agreement, document or certificate evidences or purports to confer the right to be issued a fraction of a Warrant, such Warrants issued shall be rounded down to the nearest whole number without any compensation payable therefor.

(c)
The number of Common Shares which may be acquired pursuant to the exercise of Warrants and the Class A Unit Exercise Price or the Class B Unit Exercise Price, as
applicable, shall be adjusted in the circumstances and in the manner specified in Article 4.

Section 2.3	Warrantholder not a Shareholder

Nothing in this Indenture or in the holding of a Warrant or Warrant Certificate, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

Section 2.4	Warrants to Rank Pari Passu

All Warrants shall rank pari passu, whatever may be the actual date of issue thereof.

Section 2.5	Form of Warrants

(a)
The Warrant Certificates (including all replacements issued in accordance with this Indenture) shall be substantially in the form set out in Schedule “A” or Schedule “B” hereto, shall bear such legends and distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent and subject to applicable securities laws, prescribe, and shall be issuable in any denomination excluding fractions. The Warrants hereby created shall be issued by the Warrant Agent in accordance with the written direction of the Corporation.

(b)
The Warrant Certificates may be engraved, printed, lithographed or partly in one form and partly in another as the Corporation with the approval of the Warrant Agent may determine. No change in the Warrant Certificate shall be required by reason of any adjustment made pursuant to Article 4 in the number or class of Common Shares or other securities to which a holder is entitled pursuant to the exercise of the Warrants.

(c)	No fractional Warrants shall be issued or otherwise provided for hereunder.

(f)
The number of Common Shares which may be purchased pursuant to the exercise of Warrants and the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, payable therefor shall be adjusted in the events and in the manner specified in Article 4.

(g)	Each Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

Section 2.6	Signing of Warrant Certificates

The Warrant Certificates shall be signed (with or without the seal of the Corporation) by any one or more directors or officers of the Corporation. The signatures of any such director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or facsimile signature appears on any Warrant Certificate as a director or officer may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to Section 2.7, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

Section 2.7	Certification by the Warrant Agent

(a)
No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit of this Indenture hereof until it has been certified by manual signature by or on behalf of the Warrant Agent by its authorized signing officers located in the State of Texas and such certification by the Warrant Agent upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

(b)
The certification of the Warrant Agent on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or the Warrant Certificates (except the due certification thereof) and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor except as otherwise specified herein.

Section 2.8	Issue in Substitution for Warrant Certificates Lost, etc.

(a)
If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to subsection (b), shall issue and thereupon the Warrant Agent shall certify and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form pursuant to the provisions of this Warrant Indenture and approved by the Warrant Agent and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

(b)
The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.8 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent, in their sole discretion, and such applicant may also be required to furnish an indemnity and/or a surety bond in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

Section 2.9	Exchange of Warrant Certificates

(a)
Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants as represented by the Warrant Certificate or Warrant Certificates tendered for exchange.

(b)
Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate tendered for exchange shall be cancelled by the Warrant Agent.

(c)	Warrant Certificates issued pursuant to this Section shall be in the same form and shall bear the same legends as those Warrant Certificates they are exchanged for.

Section 2.10	Transfer and Ownership of Warrants

(a)
The Warrant Agent will cause to be kept (i) by and at the Warrant Agency, a register (or registers) of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them, respectively, and (ii) by and at the Warrant Agency, a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

(b)	The Warrants may not be transferred except by death or through operation of law.

(c)
The Corporation and the Warrant Agent may deem and treat the registered owner of any Warrant as the beneficial owner thereof for all purposes and neither the Corporation nor the Warrant Agent shall be affected by any notice or knowledge to the contrary except as required by statute or court of competent jurisdiction.

(d)
Subject to the provisions of this Indenture and Applicable Legislation, the Warrantholders shall be entitled to the rights and privileges attaching to the Warrants free from all equities or rights of set off or counterclaims between the Corporation and the original and any intermediate holder of the Warrants. The issue of Common Shares by the Corporation upon the exercise or deemed exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

Section 2.11	Charges for Exchange

Except as otherwise herein provided, a reasonable charge may be levied by the Warrant Agent in respect of the exchange of any Warrant Certificate or the issue of a new Warrant Certificate(s) pursuant hereto or for any and all stamp or similar taxes or other governmental charges required to be paid by the holder requesting such transfer or exchange as a condition precedent to such transfer or exchange.

Section 2.12	Cancellation of Surrendered Warrants

All Warrant Certificates surrendered pursuant to Section 2.8, Section 2.9, Section 3.1, Section 3.5 or Section 5.4 shall be returned to the Warrant Agent for cancellation and, after the expiry of any period of retention prescribed by law, destroyed by the Warrant Agent.  Upon request by the Corporation, the Warrant Agent shall furnish to the Corporation a destruction certificate identifying the Warrant Certificates so destroyed, the number of Warrants evidenced thereby and the number of Common Shares, if any, issued pursuant to such Warrants.

ARTICLE 3    EXERCISE OF WARRANTS

Section 3.1	Exercise of Warrants by the Holder

(a)
Subject to the terms hereof, including the provisions of Section 3.1 and Section 3.9, each holder of Warrants may exercise the right conferred on such holder to purchase one Common Share (subject to adjustment in accordance with the terms hereof) for each whole Warrant held by surrendering to the Warrant Agent at the Warrant Agency, after the Effective Date and prior to the Time of Expiry:

(i)	the Warrant Certificate with a duly completed and executed Exercise Form in the form substantially set out in Schedule “A” or Schedule “B”, as applicable; and

(ii)
a certified cheque, bank draft or money order in lawful money of the United States payable to or to the order of the Corporation at par in the city where such Warrant Certificate is surrendered in an amount equal to the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, multiplied by the number of Common Shares subscribed for.

A Warrant Certificate with the duly completed and executed Exercise Form referred to in this Section 3.1(a)(i), together with the payment of the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, of the Common Shares subscribed for and referred to in this Section 3.1(a)(ii), shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the Warrant Agency.

(b)
Notwithstanding any provision to the contrary contained in this Indenture, no Warrantholder may exercise any Warrant at any time when a Registration Statement is not effective, unless an exemption from the registration requirements to the U.S.

Securities Act is available and such holder provides evidence of the availability of such exemption satisfactory to the Corporation and the Warrant Agent. If a Registration Statement is not effective, such Warrantholder shall be notified forthwith by the Warrant Agent that such Warrantholder is entitled to, at the sole option of the Corporation, a redemption of his or her Warrant, in whole or in part, in accordance with Section 3.9 (but subject to the restrictions set forth in Section 3.8).

(c)	Any Exercise Form referred to in Section 3.1(a) shall be signed by the Warrantholder and shall specify:

(i)
the number of Common Shares which the holder wishes to acquire (being not more than the number of Common Shares which the holder is entitled to acquire pursuant to the Warrant Certificate(s) surrendered);

(ii)	the person or persons in whose name or names such Common Shares are to be issued;

(iii)	the address or addresses of such person or persons; and

(iv)	the number of Common Shares to be issued to each such person if more than one is so specified.

The Warrantholder must comply with all applicable securities laws in connection with the issuance of Common Shares upon exercise of Warrants.

Notwithstanding the foregoing, if any of the Common Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the signature(s) set out in the Exercise Form shall be guaranteed by an Eligible Institution, the Warrantholder shall comply with such reasonable requirements as the Warrant Agent may prescribe and shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation, or the Warrant Agency on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

Section 3.2	Transfer Fees and Taxes

If any of the Common Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall comply with such reasonable requirements as the Warrant Agent may prescribe and shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation, or the Warrant Agency on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

Section 3.3	Warrant Agency

In connection with the exchange or transfer of Warrant Certificates and exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the principal office of the Warrant Agent in the State of Texas as the agency at which Warrant Certificates may be surrendered for exchange or transfer or at which Warrants may be exercised and the Warrant Agent has accepted such appointment. The Corporation may from time to time designate alternate or additional places as the Warrant Agency and shall give notice to the Warrant Agent of any change of the Warrant Agency.

Section 3.4	Effect of Exercise of Warrants

(a)
Upon the exercise of Warrants pursuant to Section 3.1 and subject to Section 3.5, the Common Shares to be issued shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Underlying Securities shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened.

(b)
The Corporation shall, upon receipt of the Warrant Certificate, the payment of the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, and the Exercise Form duly completed, as soon as practicable and in any event within three (3) Business Days after the Exercise Date, cause to be mailed to the person or persons in whose name or names the Common Shares are to be registered (as indicated in the Exercise Form, completed and delivered in accordance with Section 3.1(c)) or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Underlying Securities evidenced by the Warrant Certificate. In addition, if it is required by law, the Corporation shall cause to be delivered to any Warrantholder in whose name the Underlying Securities issuable upon exercise of the Warrants are to be issued a prospectus that complies with the U.S. Securities Act.

Section 3.5	Partial Exercise of Warrants; Fractions

(a)
The holder of any Warrants may exercise his right to acquire Common Shares in part and may thereby acquire a number of Common Shares less than the aggregate number which such holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s). In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

(b)
Notwithstanding anything herein contained including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Underlying Securities or to distribute certificates or Warrants which evidence a fractional Underlying Security. In the event that a fractional share results upon the exercise of any Warrants, the issuance shall be rounded down to the nearest whole Common Share. If more than one Warrant shall be presented for exercise in full at the same time by the same Warrantholder, the number of Underlying Securities that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Underlying Securities purchasable on exercise of the Warrants so presented.

Section 3.6	Expiration of Warrants

Immediately after the Time of Expiry, all rights under any Warrant in respect of which the right of acquisition herein and therein provided for shall not have been exercised shall cease and terminate and such Warrant shall be void and of no further force or effect except to the extent that the Warrantholder has not received certificates representing the Common Shares held by it after a valid exercise of Warrants on an Exercise Date prior to the Time of Expiry, in which instances the Warrantholder’s rights hereunder shall continue until it has received the Common Shares to which it is entitled hereunder.

Section 3.7	Accounting and Recording

(a)
The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised. Any securities or other instruments (including any property), from time to time received by the Warrant Agent shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent in trust for, the arrantholders and the Corporation, as their interests may appear.

(b)
The Warrant Agent shall record the particulars of Warrants exercised which particulars shall include the names and addresses of the persons who become holders of Common Shares and the Exercise Date in respect thereof. The Warrant Agent shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

Section 3.8	Securities Restrictions

Notwithstanding any provision to the contrary contained in this Indenture, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and, without limiting the generality of the foregoing, the Corporation will legend the certificates representing the Common Shares if, in the opinion of counsel to the Corporation such legend is necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of outside counsel to the Corporation, acting reasonably, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of Counsel of recognized standing satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such securities in a transaction in which such legends are not required, such legended certificates may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legends. For greater certainty, should no Registration Statement be effective, the Corporation shall permit, at the Corporation’s sole discretion, cashless exercise or the redemption of Warrants held by Warrantholders as set forth in Section 3.9 and shall not be permitted to issue legended Underlying Securities in lieu thereof or in satisfaction thereof.

Section 3.9	Cashless Exercise or Redemption of Warrants

(a)
If the Registration Statement ceases to be effective under the U.S. Securities Act, prior to the Expiry Date and for so long as the Registration Statement is not effective, subject to applicable law, any holder of any Warrant may provide the Corporation with a notice of intent to exercise such Warrant by surrendering the certificate representing such Warrant at any time during such period to the Warrant Agent at the Warrant Agency, with a duly completed and executed notice of intent to exercise form (“Notice of Intent to Exercise Form”), upon which the holder shall indicate that he or she is exercising his or her right to exercise the Warrants.  At such time of the receipt of the Notice of Intent to Exercise Form, the Warrant Agent shall inform the Corporation of the Warrantholder’s intent to exercise.  Within three business days of notice from the Warrant Agent of the provision of a Notice of Intent to Exercise Form, the Corporation shall elect, at its sole discretion, to either (A) permit the redemption of the Warrants as provided in Section 3.9(c)(i) or (B) permit the cashless exercise of the Warrants as provided in  Section 3.9(c)(ii) (“Cashless Exercise”).  If the holder exercises the right provided for in this Section 3.9(a) in respect of a lesser number of Warrants than the aggregate number of Warrants represented by the Warrant Certificate surrendered, the Warrantholder shall be entitled to receive a further Warrant Certificate in respect of the Warrants represented by the Warrant Certificates that have not been part of a Cashless Exercise or redeemed.

(b)
Forthwith following the election of the Corporation to permit the exercise by a Warrantholder of the Cashless Exercise or redemption right in accordance with Section 3.9(a), the Warrant Agent shall deliver to the Corporation a notice setting out the particulars of the Warrants to be exercised or redeemed and the name and address of the Warrantholder, the number of Common Shares to be issued, if a cashless exercise, or the amount of money to be paid pursuant to the redemption right (“Final Exercise Notice”).

(c)
Within five Business Days of receipt of the Final Exercise Notice referred to in 3.9(b), the Corporation shall cause either (i) in the case of a redemption, a cheque in the amount of money determined by multiplying the number of Common Shares that would have been issued if the Warrants to be redeemed were exercised on the redemption date by the excess (if any) of the Current Market Price per Common Share on the Trading Day immediately preceding the redemption date over the Exercise Price on the redemption date or (ii) in the case of a cashless exercise, a certificate representing the number of Common Shares equal to the number of Common Shares which would, but for such Cashless Exercise, have been issuable (“Total Share Number”) less the number of Common Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and Exercise Price by (b) the Current Market Price of the Common Shares on the trading day immediately preceding the Cashless Exercise to be mailed to such Warrantholder at the address specified in such Notice of Intent to Exercise Form, or, if so specified in such Notice of Intent to Exercise Form, to be made available for pick-up by such Warrantholder at the Warrant Agency.

 ARTICLE 4    ADJUSTMENT OF EXERCISE RIGHTS

Section 4.1	Adjustment of Exercise Rights

The Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, per Common Share and the number of Common Shares or other property which may be subscribed for upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events and in the manner provided as follows:

(a)	If and whenever at any time prior to the Time of Expiry the Corporation shall:

(i)
issue, declare a dividend or make a distribution on its Common Shares in each case payable in Common Shares (or securities exchangeable for or convertible into Common Shares) at no additional cost to all or substantially all of the holders of Common Shares, or

(ii)	subdivide, redivide or change its outstanding Common Shares into a greater number of Common Shares, or

(iii)	reduce, combine or consolidate its outstanding Common Shares into a lesser number,

(any of such events in clauses 4.1(a)(i), (ii) and (iii) being called a “Share Reorganization”), then effective immediately after the record date or effective date, as the case may be, at which the holders of Common Shares are determined for the purposes of the Share Reorganization, the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, shall be adjusted to a price determined by multiplying the applicable Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, in effect on such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of additional Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares immediately after giving effect to such Share Reorganization).

(b)
If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuing of rights, options or warrants to all or substantially all of the holders of the Common Shares entitling them for a period expiring not more than 45 days after such record date (the “Rights Period”) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price per Common Share on the record date for such issue (any of such events being called a “Rights Offering”), then effective immediately after the end of the Rights Period the Exercise Price shall be adjusted to a price determined by multiplying the applicable Class A Unit Exercise Price or the Class B Unit Exercise Price in effect at the end of the Rights Period by a fraction the numerator of which shall be the sum of:

(i)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(ii)
the number determined by dividing (A) either the product of (i) the number of Common Shares issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and (ii) the price at which such Common Shares are issued, or, as the case may be, the product of (iii) the number of Common Shares for or into which the convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering are exchangeable or convertible and (iv) the exchange or conversion price of the convertible or exchangeable securities so issued, by (B) the Current Market Price per Common Share as of the record date for the Rights Offering, and the denominator of which shall be the number of Common Shares outstanding (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering) or which would be outstanding upon the conversion or exchange of all convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering, as applicable, in each case after giving effect to the Rights Offering.

Common Shares owned by or held (otherwise than as security) for the account of the Corporation or any Subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. In order to give effect to the provisions of Section 4.1(f) in the circumstances described below, any holder who shall have exercised his right to purchase Underlying Securities during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, in addition to the Underlying Securities to which he is otherwise entitled upon such exercise, shall be entitled to that number of additional Underlying Securities equal to the result obtained when the difference, if any, between the Class A Unit Exercise Price or the Class B Unit Exercise Price in effect immediately prior to the end of such Rights Offering and the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, as adjusted for such Rights Offering pursuant to this Section 4.1(b), is multiplied by the number of Common Shares purchased upon exercise of the Warrant held by such holder during such period, and the resulting product is divided by the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, as adjusted for such Rights Offering pursuant to this Section 4.1(b). Such additional Common Shares shall be deemed to have been issued to the holder immediately following the end of the Rights Period and a certificate for such additional Common Shares shall be delivered to such holder within 10 Business Days following the end of the Rights Period.

(c)
If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all of the holders of the Common Shares of (i) a dividend, (ii) cash or assets (including evidences of the Corporation’s indebtedness), or (iii) rights, options, warrants or other securities (including securities convertible into or exchangeable for Common Shares), and such payment, issue or distribution does not constitute a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, shall be adjusted effective immediately after such record date to a price determined by multiplying the applicable Class A Unit Exercise Price or the Class B Unit Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be:

(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price per Common Share on such record date; less

(B)
the fair market value, as determined in good faith by action of the directors whose determination shall be conclusive, subject to any required Regulatory Approval, to the holders of the Common Shares of such cash, assets, rights, options, warrants or securities so paid, issued or distributed less the fair market value, as determined in good faith by action of the directors whose determination shall be conclusive, subject to any required Regulatory Approval, of the consideration, if any, received therefor by the Corporation, and

(ii)	the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date.

Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such payment, issuance or distribution is not so made, the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, shall be readjusted effective immediately to the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, which would then be in effect based upon such payment, issuance or distribution actually made.

(d)
If and whenever at any time prior to the Time of Expiry an issuer bid or a tender or exchange offer (other than an odd lot offer or a normal course issuer bid) made by the Corporation or a Subsidiary of the Corporation to all or substantially all of the Shareholders for all or any portion of the Common Shares where the cash and the value of any other consideration included in such payment per Common Share exceeds the Current Market Price per Common Share on the Trading Day immediately preceding the commencement of the issuer bid or tender or exchange offer (any such issuer bid or tender or exchange offer being called an “Issuer Bid”), the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, shall be adjusted to a price determined by multiplying the applicable Class A Unit Exercise Price or the Class B Unit Exercise Price in effect on the date of the completion of such Issuer Bid by a fraction, the numerator of which shall be the product of (i) the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of any tendered or exchanged shares) and, (ii) the Current Market Price per Common Share on the Trading Day immediately preceding the commencement of the Issuer Bid, and the denominator of which shall be the sum of (i) the fair market value (determined in good faith by the board of directors of the Corporation whose determination shall be conclusive, subject to any required Regulatory Approval, and described in a resolution of the board of directors of the Corporation) of the aggregate consideration paid by the Corporation or subsidiary to holders of Common Shares upon the completion of such Issuer Bid, and (ii) the product of (A) the difference between the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of tendered or exchanged shares) and the number of Common Shares actually purchased by the Corporation or Subsidiary of the Corporation pursuant to the Issuer Bid, and (B) the Current Market Price Per Common Share on the Trading Day immediately preceding the commencement of the Issuer Bid.

(e)
If and whenever at any time prior to the Time of Expiry there shall be a reclassification of Common Shares outstanding at such time or change of the Common Shares into other shares or into other securities (other than a Share Reorganization, a Rights Offering or a Special Distribution), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a sale, conveyance or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash (other than transfers of the property or assets of the Corporation which do not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares) (any of such events being herein called a “Capital Reorganization”), and subject to any required Regulatory Approval, any holder who exercises his right to subscribe for and purchase Common Shares pursuant to the exercise of Warrants after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the  number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have received as a result of such Capital Reorganization had he exercised his right to acquire Underlying Securities immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had he been the registered holder of such Underlying Securities on such effective date or record date, as the case may be, subject to adjustment thereafter in accordance with provisions the same, or nearly as may be possible, as those contained in Section 4.1(b) and Section 4.1(c) hereof. If determined appropriate by the directors, acting in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.1, with respect to the rights and interests thereafter of the holder of a Warrant to the end that the provisions set forth in this Section 4.1 shall thereafter correspondingly be made applicable as nearly as may be reasonably possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Warrant. Any such adjustment shall be made by and set forth in an agreement supplemental hereto approved by action of the directors, acting in good faith, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(f)
If and whenever at any time prior to the Time of Expiry there shall occur a Share Reorganization, a Rights Offering, a Special Distribution or an Issuer Bid and any such event results in an adjustment to the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, pursuant to the provisions of this Section 4.1, the number of Common Shares purchasable upon the exercise of each Warrant (at the adjusted Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable,) shall be adjusted contemporaneously with the adjustment of the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the applicable Class A Unit Exercise Price or the Class B Unit Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Class A Unit Exercise Price or the Class B Unit Exercise Price resulting from such adjustment.

(g)
In case the Corporation after the date of issue of the Warrants shall take any action affecting the Common Shares, other than action described in this Section 4.1, which in the opinion of the directors, acting reasonably, would materially adversely affect the rights of the Warrantholders, the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, or the number of Common Shares purchasable upon the exercise of each Warrant shall be adjusted in such manner, if any, and at such time, by action of the directors, acting reasonably, as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals.

Section 4.2	Adjustment Rules

For the purposes of Section 4.1, any adjustment shall be made successively whenever an event referred to therein shall occur, subject to the following provisions:

(a)	all calculations shall be made to the nearest 1/100th of a Common Share;

(b)
no adjustment to the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable,  shall be required unless such adjustment would result in a change of at least one per cent in the prevailing Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, and no adjustment shall be made in the number of Common Shares which may be subscribed for upon exercise of the Warrant unless it would require a change of at least 1/100th of a Common Share; provided, however, that any adjustments which, except for the provisions of this Section 4.2(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment;

(c)
if any question shall arise with respect to adjustments provided for in this Article 4, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be the Corporation’s Auditors) and acceptable to the Warrant Agent, acting reasonably; such chartered accountants shall have access to all necessary records of the Corporation and such determination shall be binding on the Corporation, the Warrant Agent and the Warrantholders, absent manifest error. In the event that any such determination is made, the Corporation shall deliver a certificate to the Warrant Agent describing such determination and confirming such consent;

(d)
if the Corporation shall set a record date to determine the holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such Shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, or the number of Common Shares purchasable upon exercise of the Warrant shall be required by reason of the setting of such record date; and

(e)
as a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Warrants, the Corporation shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all of the Underlying Securities that the Warrantholders are entitled to receive on full exercise thereof in accordance with the provisions hereof.

Section 4.3	Postponement of Subscription

In any case where the application of Section 4.1 results in an increase in the number of Underlying Securities taking effect immediately after the record date for a specific event, if any Warrant is exercised after that record date and prior to completion of the event, the Corporation may postpone the issuance to the holder of the Warrant of the Common Shares to which such Warrantholder is entitled by reason of such adjustment but such Common Shares shall be so issued and delivered to that holder upon completion of that event, with the number of such Common Shares calculated on the basis of the number of Common Shares on the date that the Warrant was adjusted for completion of that event and the Corporation shall deliver to the person or persons in whose name or names the Common Shares are to be issued an appropriate instrument evidencing the right of such person or persons to receive such Common Shares and the right to receive any dividends or other distributions which, but for the provisions of this Section 4.3, such person or persons would have been entitled to receive in respect of such Common Shares from and after the date that the Warrant was exercised in respect thereof.

Section 4.4	Notice of Adjustment of Exercise Rights

(a)
At least 14 days prior to the effective date or record date, as the case may be, of any event that requires or that may require an adjustment in any of the exercise rights pursuant to any of the Warrants, including the number of Underlying Securities that may be acquired upon the exercise thereof, the Corporation shall:

(i)
file with the Warrant Agent a certificate of the Corporation specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment; and

(ii)
give notice to the Warrantholders of the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment, in accordance with the provisions set out in Section 10.2.

(b)	In case any adjustment for which a notice in Section 4.4(a) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable:

(i)	file a certificate of the Corporation with the Warrant Agent showing how such adjustment was computed; and

(ii)	give notice to the Warrantholders of the adjustment, in accordance with the provisions set out in Section 10.2.

(c)	The Warrant Agent may act and rely for all purposes upon any certificates and any other documents filed by the Corporation pursuant to this Section 4.4.

Section 4.5	No Action after Notice

The Corporation shall not take any other corporate action that might deprive any Warrantholder of the opportunity to exercise Warrants during the 14-day period after the giving of the notice set forth in Section 4.4(a).

Section 4.6	No Duty to Inquire

The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1 and Section 4.2, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant.

Section 4.7	Rights Issued in Respect of Underlying Securities on Exercise

Each Common Share issued on the exercise of Warrants shall be entitled to receive the appropriate number of purchase rights (“Rights”), if any, that all Common Shares are entitled to receive, and the certificates representing such Common Shares shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (a “Rights Agreement”); provided that such Rights Agreement requires that each Common Share issued on exercise of Warrants at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Indenture, there shall not be any adjustment made pursuant to this Article 4 as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

ARTICLE 5    RIGHTS OF THE CORPORATION AND COVENANTS

Section 5.1	General Covenants

The Corporation covenants with the Warrant Agent that so long as any Warrants remain outstanding:

(a)	it will allot and reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(b)
it will cause the Common Shares and the certificates representing the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

(c)
upon payment of the Class A Unit Exercise Price or the Class B Unit Exercise Price, as applicable, all Common Shares which shall be issued upon exercise of the rights to acquire provided for herein and in the Warrant Certificates shall be fully paid and non-assessable;

(d)
it will maintain its corporate existence carry on and conduct its business in a proper, efficient and business-like manner and, in accordance with good business practice, keep or cause to be kept proper books of account in accordance with United States generally accepted accounting practice, and, if and whenever required in writing by the Warrant Agent, file with the Warrant Agent copies of all annual and interim financial statements of the Corporation furnished to its shareholders during the term of this Indenture;

(e)
subject to a Capital Reorganization described in Section 4.1(e) above or a tender offer, it will use its reasonable best efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Underlying Securities) continue to be or are listed and posted for trading on the OTCQX;

(f)
subject to a Capital Reorganization described in Section 4.1(e) above or a tender offer, it will use its reasonable efforts to maintain its status as a reporting issuer or equivalent in good standing under the federal securities laws of the United States and it will make all requisite filings to be made by it under applicable United States securities legislation and stock exchange rules including without limitation to report the exercise of the rights to acquire Common Shares pursuant to Warrants or otherwise;

(g)
if at any time the Registration Statement is not effective, it will give notice to the Warrant Agent forthwith (but, in any event, within one Business Day) after learning that the Registration Statement is not effective, and provide to the Warrant Agent a form of Notice of Intent to Exercise Form (as set out in Section 3.9);

(h)
it will use reasonable best efforts to maintain the Registration Statement continuously effective under the U.S. Securities Act until the Expiry Date or exercise of all Warrants (provided, however, that nothing shall prevent the Corporation’s amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume our obligations under this Warrant Indenture);

(i)
if, in the opinion of Counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from any securities administrator, regulatory agency or governmental authority in the United States or any federal or state law of the United States before the Underlying Securities may be issued or delivered to a Warrantholder, the Corporation will use its reasonable best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as are required; and

(j)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

Section 5.2	Warrant Agent’s Remuneration and Expenses

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent’s gross negligence, wilful misconduct or bad faith.

Any amount due to the Warrant Agent under this Section 5.2 and unpaid for 30 days after a request for such payment has been made shall bear interest at the then current rate charged by the Warrant Agent, and such interest amount shall be added to and form part of the Warrant Agent’s remuneration and shall become due and payable immediately by the Corporation.

Section 5.3	Performance of Covenants by Warrant Agent

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent shall notify the Warrantholders of such failure on the part of the Corporation in accordance with Section 6.4 or may itself perform any of the covenants capable of being performed by it but, subject to Section 9.2, shall be under no obligation to perform said covenants. All sums exended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.2. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

Section 5.4	Optional Purchases by the Corporation

Subject to compliance with applicable securities legislation, the Corporation may purchase from time to time by private contract or otherwise any of the Warrants. Any such purchase may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may negotiate with such persons. Any Warrant Certificates representing the Warrants purchased pursuant to this Section 5.4 shall forthwith be delivered to and cancelled by the Warrant Agent. No Warrants shall be issued in replacement thereof.

ARTICLE 6    ENFORCEMENT

Section 6.1	Suits by Warrantholders

(a)
No Warrantholder shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of this Indenture or power hereunder or seeking the liquidation of the Corporation, its winding-up, composition of its debts under any law relating to bankruptcy, insolvency, or reorganisation or relief of the debtors of the Corporation, or the seeking appointment of a receiver, receiver and manager, Warrant Agent, custodian or similar official for the Corporation or any substantial part of the Corporation’s property or assets unless (i) the Warrantholders by Extraordinary Resolution shall have made a request to the Warrant Agent and the Warrant Agent shall have been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name; and (ii) the Warrantholders or any of them shall have furnished to the Warrant Agent, when so requested by the Warrant Agent, sufficient funds and security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (iii) the Warrant Agent shall have failed to act within a reasonable time or where the Warrant Agent shall have failed to have actively pursued any such action, suit or proceeding.

(b)
Subject to the provisions of this Section and Section 7.10, all or any of the rights conferred upon a Warrantholder by the terms of a Warrant may be enforced by such Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders from time to time.

Section 6.2	Immunity of Shareholders, etc.

The Warrant Agent and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or of any “successor Corporation” (as such term is defined in Section 8.2 on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Warrant Certificates.

Section 6.3	Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future shareholders, directors, officers, employees or agents of the Corporation or of any successor corporation, but only the property of the Corporation or of any successor corporation shall be bound in respect hereof.

Section 6.4	Waiver of Default

Upon the happening of any default hereunder, the Warrant Agent shall provide a notice as provided in Section 10.2 to the Warrantholders setting out, in reasonable detail, the particulars of such default and:

(i)
the holders of greater than 50% of the Warrants then outstanding shall have the power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(ii)
the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, if, in the Warrant Agent’s opinion, the same shall have been cured or adequate provision made therefor; provided that no delay or omission of the Warrant Agent or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

ARTICLE 7    MEETINGS OF WARRANTHOLDERS

Section 7.1	Right to Convene Meetings

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Class A Unit Warrantholders’ Request or Class B Unit Warrantholders’ Request, as applicable, and upon being indemnified to its reasonable satisfaction by the Corporation or by the Class A Unit Warrantholders or the Class B Unit Warrantholders, as applicable, signing such Class A Unit Warrantholders’ Request or Class B Unit Warrantholders’ Request, as applicable, against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Class A Unit Warrantholders or the Class B Unit Warrantholders, as applicable. In the event of the Warrant Agent failing to so convene a meeting within ten (10) days after receipt of such written request of the Corporation or such Class A Unit Warrantholders’ Request or Class B Unit Warrantholders’ Request, as applicable, and indemnity given as aforesaid, the Corporation or such Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, as the case may be, may convene such meeting. Every such meeting shall be held in the State of Texas or at such other place as may be approved or determined by the Warrant Agent.

Section 7.2	Notice

At least twenty-one calendar days prior notice of any meeting of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, shall be given to the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.

Section 7.3	Chairman

An individual (who need not be a Class A Unit Warrantholder or Class B Unit Warrantholder, as applicable) designated in writing by the Warrant Agent shall be chairman of any meeting of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Class A Unit Warrantholders or

Class B Unit Warrantholders, as applicable, present in person or by proxy shall choose some individual present to be chairman.

Section 7.4	Quorum

Subject to the provisions of Section 7.11, at any meeting of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, a quorum shall consist of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, present in person or by proxy and entitled to acquire at least 25% of the aggregate number of Common Shares which could be acquired pursuant to all the then outstanding Warrants, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, or on a Class A Unit Warrantholders’ Request or Class B Unit Warrantholders’ Request, as applicable,, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place, to the extent possible, and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all then outstanding Warrants.

Section 7.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 7.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 7.7	Poll and Voting

On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, acting in person or by proxy, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable,, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which he is entitled to acquire pursuant to the Warrant or Warrants then held or represented by it. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

Section 7.8	Regulations

The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

(a)
the setting of the record date for a meeting of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, for the purpose of determining Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, entitled to receive notice of and to vote at the meeting;

(b)
the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Warrant Certificates specified therein;

(c)
the deposit of voting certificates and instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d)
the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)	the form of the instrument of proxy; and

(f)	generally for the calling of meetings of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9, shall be Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, or proxies of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable.

Section 7.9	Corporation and Warrant Agent May be Represented

The Corporation and the Warrant Agent, by their respective directors and officers, and the Counsel for the Corporation and for the Warrant Agent may attend any meeting of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable,, but shall not be entitled to vote thereat, whether in respect of any Warrants held by them or otherwise.

Section 7.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, at a meeting shall, subject to the provisions of Section 7.11, have the power, exercisable from time to time by Extraordinary Resolution:

(a)
to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, or the Warrant Agent in its capacity as Warrant Agent hereunder or on behalf of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, against the Corporation whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable,;

(c)
to direct or to authorize the Warrant Agent to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)
to waive, and to direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrant Certificates either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)
to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or the Warrant Certificates or to enforce any of the rights of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable,;

(f)
to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(g)
to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission; and

(h)
with the consent of the Corporation (which consent shall not be unreasonably withheld), to remove the Warrant Agent or its successor in office and to appoint a new Warrant Agent or Warrant Agents to take the place of the Warrant Agent so removed.

Section 7.11	Meaning of Extraordinary Resolution

(a)
The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants and passed by the affirmative votes of not less than two-thirds of the votes cast upon such resolution.

(b)
If, at the meeting at which an Extraordinary Resolution is to be considered, Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, or on a Class A Unit Warrantholders’ Request or Class B Unit Warrantholders’ Request, as applicable,, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice shall state that at the adjourned meeting the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.11(a) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, entitled to acquire at least 25% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 7.12	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, to exercise such power or powers or combination of powers then or thereafter from time to time.

Section 7.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

Section 7.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, at a meeting held as provided in this Article 7 may also be taken and exercised by Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, entitled to acquire at least 66 2/3% of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.
Resolution” when used in this Indenture shall include an instrument so signed.

Section 7.15	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, shall be binding upon all the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable,, whether present at or absent from such meeting, and every instrument in writing signed by Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, in accordance with Section 7.14 shall be binding upon all the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable,, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

Section 7.16	Holdings by Corporation Disregarded

In determining whether Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, holding Warrant Certificates evidencing the entitlement to acquire the required number of Common Shares are present at a meeting of Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Class A Unit Warrantholders’ Request or Class B Unit Warrantholders’ Request, as applicable, or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation, if any, shall be disregarded in accordance with the provisions of Section 10.6.

ARTICLE 8    SUPPLEMENTAL INDENTURES

Section 8.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by action of the directors) and the Warrant Agent may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(b)
adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent prejudicial to the interests of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, as a group;

(c)	giving effect to any Extraordinary Resolution passed as provided in Article 7;

(d)
making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable,;

(e)
adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(f)
modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, such modification or relief in no way prejudices any of the rights of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; and

(g)
for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent the rights of the Warrant Agent and of the Class A Unit Warrantholders or Class B Unit Warrantholders, as applicable, are in no way prejudiced thereby.

Section 8.2	Successor Corporations

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation (“Successor Corporation”), the Successor Corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation, and in any event shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performance and observed by the Corporation.

ARTICLE 9    CONCERNING THE WARRANT AGENT

Section 9.1	Trust Indenture Legislation

(a)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(b)
The Corporation and the Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

Section 9.2	Rights and Duties of Warrant Agent

(a)
In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent Warrant Agent and/or custodian would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent against, liability for its own gross negligent action, its own gross negligent failure to act, or its own wilful misconduct or bad faith.

(b)
In addition to Section 6.1 above, the obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
(c)
The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrants held by them, for which Warrants the Warrant Agent shall issue receipts.

(d)
Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section 9.2 and of Section 9.3.

(e)
The Warrant Agent shall incur no liability and it shall be fully protected in acting or not acting in accordance with any opinion or instruction of counsel or other expert, whether retained or employed by the Corporation or the Warrant Agent, in relation to any matters arising in fulfilling its duties and obligations hereof.

Section 9.3	Evidence, Experts and Advisers

(a)
In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(b)
In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent.

(c)
Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the trust, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

(d)
Proof of the execution of an instrument in writing, including a Class A Unit Warrantholders’ Request or Class B Unit Warrantholders’ Request, as applicable,, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

(e)
The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent. All costs and expenses related to such employment or retention shall become and form part of the Warrant Agent’s remuneration as described in Section 5.2 above.

Section 9.4	Documents, Monies, etc. Held by Warrant Agent

Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Warrant Agent or of any chartered bank in the State of New York or the State of Texas. Unless herein otherwise expressly provided, any monies so held pending the application or withdrawal thereof under any provisions of this Indenture, upon the direction of the Corporation, shall be or, with the consent of the Corporation, may be deposited in the name of the Warrant Agent in any FDIC insured chartered bank in the State of New York or the State of Texas at the rate of interest (if any) then current on similar deposits; or

Section 9.5	Actions by Warrant Agent to Protect Interest

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

Section 9.6	Warrant Agent Not Required to Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 9.7	Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to Warrant Agents it is expressly declared and agreed as follows:

(a)
the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the certificate of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)
nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)
the Corporation indemnifies and saves harmless the Warrant Agent and its officers from and against any and all liabilities, losses, costs, claims, actions, or demands whatsoever which may be brought against the Warrant Agent or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, save only in the event of the gross negligent failure to act, or the wilful misconduct or bad faith of the Warrant Agent. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Warrant Agent;
(e)	The Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means;

(f)
The Warrant Agent shall not be liable for any error in judgement or for any act performed or step taken or omitted by it in good faith for any mistake, in fact or in law, or for anything it may do or refrain from doing in connection herewith except arising out of its own gross negligence or wilful misconduct or bad faith; and

(g)
The Warrant Agent will not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it by this Indenture until it has been required so to do under the terms of this Indenture. The Warrant Agent will not be required to take notice of any default under this Indenture unless and until notified in writing of such default which notice will specify the default desired to be brought to the attention of the Warrant Agent. In the absence of such notice, the Warrant Agent may for all purposes of this Indenture assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained in this Indenture. Any such notice will in no way limit any discretion given to the Warrant Agent in this Indenture to determine whether or not to take action with respect to any default.

Section 9.8	Replacement of Warrant Agent; Successor by Merger

(a)
The Warrant Agent may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Corporation not less than 60 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new Warrant Agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to a Court of the State of New York or a court of the Province of Ontario on such notice as such a justice of that Court may direct, for the appointment of a new Warrant Agent; but any new Warrant Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new Warrant Agent appointed under any provision of this Section 9.8 shall be a corporation authorized to carry on the business in its jurisdiction of incorporation. On any such appointment the new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder.

(b)	Upon the appointment of a successor Warrant Agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 10.2 hereof.

(c)
Upon the payment by the Corporation to the retiring Warrant Agent of any and all outstanding fees or charges still properly owing to it, the retiring Warrant Agent shall undertake to transfer all requisite files, inventory and other records to the succeeding Warrant Agent upon request.

(d)
Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under Section 9.8(a).

(e)	Any Warrant Certificates certified but not delivered by a predecessor Warrant Agent may be certified by the successor Warrant Agent in the name of the predecessor or successor Warrant Agent.

Section 9.9	Conflict of Interest

(a)
The Warrant Agent represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a Warrant Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor Warrant Agent approved by the Corporation and meeting the requirements set forth in Section 9.8(a).  Notwithstanding the foregoing provisions of this Section 9.1(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

(b)
Subject to Section 9.1(a), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

Section 9.10	Acceptance of Trust

The Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

Section 9.11	Warrant Agent Not to be Appointed Receiver

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertakings of the Corporation.

Section 9.12	Anti-Money Laundering and Anti-Terrorist Legislation

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on thirty (30) days written notice to the Corporation, provided that (a) the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

Section 9.13	Accounts Opened for Corporation

The Corporation hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by, the Warrant Agent in connection with this Indenture, for or to the credit of the Corporation, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case the Corporation hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

ARTICLE 10    GENERAL

Section 10.1	Notice to the Corporation and the Warrant Agent

(a)
Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid or if telecopied:

If to the Corporation:

Texas Rare Earth Resources Corp. 539 El Paso St Sierra Blanca, Texas 79851

Attention:	Daniel Gorski Chief Executive Officer Telecopier: [●]

With a copy to (which shall constitute notice hereunder);

Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, Colorado 80202

Attention:	Jason K. Brenkert Telecopier: (303) 629-3450

If to the Warrant Agent:

Securities Transfer Corporation 2591 Dallas Parkway Suite 102 Frisco, Texas 75034

Attention:	[●] Telecopier: [●]

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the actual posting of the notice, or if telecopied, the next Business Day after transmission provided that transmission has been completely and accurately transmitted.

(b)
The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Section 10.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(c)
If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered or sent by telecopier at the appropriate address or number provided in Section 10.1(a).

Section 10.2	Notice to Warrantholders

(a)
Unless otherwise provided herein, any notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or if sent by telecopier or letter or circular through the ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five Business Days following actual posting of the notice, or if telecopied, the next Business Day after transmission provided that transmission has been completely and accurately transmitted.

(b)
If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered or sent by telecopier at the appropriate address or number.

Section 10.3	Counterparts

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

Section 10.4	Satisfaction and Discharge of Indenture

Upon the earlier of:

(a)	the date by which there shall have been delivered to the Warrant Agent for exercise or destruction all Warrant Certificates theretofore certified hereunder; or

(b)	the Time of Expiry,

and if all certificates representing Common Shares and Warrants required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions and if all payments required to be made in compliance with the provisions of Article 4 have been made in accordance with such provisions, this Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

Section 10.5	Provisions of Indenture and Warrants for the Sole Benefit of Parties, Agent and Warrantholders.

Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

Section 10.6	Warrants Owned by the Corporation or its Subsidiaries — Certificate to be Provided

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in Section 7.16, if any, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a)
the names (other than the name of the Corporation) of the registered holders of Warrants which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

(b)	the number of Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation,

and the Warrant Agent, in making the computations in Section 7.16, shall be entitled to rely on such certificate without any additional evidence.

Section 10.7	Evidence of Ownership

(a)
Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrants specified therein have been deposited by a named person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation and the Warrant Agent may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Warrant during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Warrant so deposited.

(b)	The Corporation and the Warrant Agent may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person:

(i)
the signature of any officer of any bank, trust company, or other depositary satisfactory to the Warrant Agent as witness of such execution, the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof,

(ii)	a statutory declaration of a witness of such execution, or

(iii)	such other documentation as is satisfactory to the Warrant Agent.

Section 10.8	Privacy Laws

The Corporation and the Warrant Agent acknowledge that Canadian federal and/or provincial legislation and United States federal and/or state legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially best efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or injury; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Section 10.9	Assignment

This Indenture may not be assigned by either party hereto without the consent in writing of the other party, which consent shall not be unreasonably withheld. This Indenture shall enure to and bind the parties and their lawful successors and permitted assigns.

Section 10.10	No Waiver, etc.

No act, omission, delay, acquiescence of course of conduct on the part of either party hereto, other than a specific written instrument, shall constitute a waiver of or consent to any breach or default by the other party hereto, or affect or limit the right of the party to insist on strict or timely performance of the obligation of the other party.

Section 10.11	Language

The parties hereto have expressly requested that this Warrant Indenture, all documents attached hereto, any notices or other documents to be given under this Warrant Indenture, and other documents related thereto be drawn up in the English language. Les parties aux présentes ont expressément exigé que le présent acte relatif aux bons de souscription et tous les documents qui y sont affixés ainsi que tout avis donné en vertu dudit acte relatif aux bons de souscription ou tout autre document qui s'y rapporte, soient rédigés en anglais.

Section 10.12	Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things as the other party hereto reasonably requests in order to better evidence or effectuate the provisions and intent of this Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

DATED this [●]  day of [●], 2015.

TEXAS RARE EARTH RESOURCES CORP.

By:
Name:
Title:

By:
Name:
Title:

SECURITIES TRANSFER CORPORATION

By:
Name:
Title

By:
Name:
Title:

SCHEDULE “A”

CLASS A UNIT WARRANT CERTIFICATE

THIS IS SCHEDULE “A” to the Warrant Indenture made as of [●], 2015 between Texas Rare Earth Resources Corp. and Securities Transfer Corporation, as Warrant Agent.

CLASS A UNIT WARRANT CERTIFICATE
TEXAS RARE EARTH RESOURCES CORP.
(Incorporated under the laws of the State of Delaware)
CUSIP 882672 116

CLASS AWARRANT CERTIFICATE NO.   _______________________ _________WARRANTS entitling the holder to acquire, subject to adjustment, one (1) Common Share for each whole Warrant represented hereby.

THIS CERTIFIES THAT, for value received,________________________________ (hereinafter referred to as the “holder”), subject to the terms, covenants, conditions and provisions of that Warrant Indenture between Texas Rare Earth Resources Corp., a Nevada Corporation (the “Corporation”), and Securities Transfer Corporation (the “Warrant Agent”), dated [●], 2015 (the “Indenture”), is entitled at any time prior to 5:00 p.m. (New York time) on [●],  (the “Time of Expiry”) to acquire in the manner and subject to the restrictions and adjustments set forth in the Indenture, one (1) fully paid and non-assessable share of common stock (“Common Share”) of the Corporation, as such shares were constituted on the Effective Date, upon payment of US$0.35 per share payable to the Corporation by way of a certified cheque, money order or bank draft. Any Warrants not exercised prior to the Time of Expiry shall be void and of no effect.  Any terms utilized herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

The certificates representing the Common Shares issued may be obtained upon duly completing and executing the Exercise Form attached hereto and surrendering this Warrant Certificate to the Warrant Agent at the principal office of the Warrant Agent in the State of Texas (or such alternate place or additional place as may be designated from time to time), together with a certified cheque, bank draft or money order payable to the Corporation for the applicable Class A Unit Exercise Price. These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above, unless the Corporation accepts another form of delivery.  Upon surrender of these Warrants for Common Shares, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will (subject to the provisions of the Indenture) as soon as practicable and in any event within three (3) Business Days after the Exercise Date cause a certificate or certificates representing such Common Shares to be delivered to the Warrant Agency or to be mailed to the person or persons at the address or addresses specified in the Exercise Form. The registered holder of these Warrants may only acquire that number of Common Shares that is equal to the number of Common Shares which may be acquired for the Warrants represented by this Warrant Certificate. The registered holder of these Warrants may acquire any lesser number of Common Shares than the total number of Common Shares that may be acquired upon the exercise of the Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new Warrant Certificate for the balance of the Common Shares which may be acquired. No fractional Common Shares will be issued.

The Warrants represented by this certificate are issued under and pursuant to the Indenture between the Corporation and the Warrant Agent. Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth. By acceptance hereof, the holder assents to all provisions of the Indenture. A copy of the Indenture will be provided at no cost to a holder who makes a request for such copy to the Corporation. The Indenture provides for adjustments to the right of exercise, including the amount of and class and kind of securities or other property issuable upon exercise, upon the happening of certain stated events, including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities convertible into Common Shares or of other securities or assets of the Corporation, certain offerings of rights, warrants or options and certain reorganizations.  IF ANY CONFLICT EXISTS BETWEEN THE PROVISIONS CONTAINED HEREIN AND THE PROVISIONS OF THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL GOVERN.

The Warrants evidenced hereby shall not be exercised by any person during any time that no registration statement under the U.S. Securities Act registering the Common Shares issuable upon the exercise of the Warrants evidenced hereby is effective, unless an exemption from the registration requirements of the U.S. Securities Act is available and such holder provides evidence of the availability of such exemption satisfactory to the Corporation and the Warrant Agent. During such time and prior to the Time of Expiry, any person holding such Warrants shall have the right to provide notice to the Corporation of their intent to exercise, at which time the Corporation shall, at its own discretion, either permit such holder to exercise on a cashless basis such Warrant (provided that the Common Shares issued pursuant to such cashless exercise shall not be subject to any transfer restrictions in the United States) or redeem such warrants in accordance with the terms of the Indenture.

The holder of this Warrant Certificate may, at any time prior to the Time of Expiry, upon surrender hereof to the Warrant Agent at its principal office in the city of Denver, Colorado (or such alternate place or additional place as may be designated from time to time), exchange this Warrant Certificate for other Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture and in this Warrant Certificate.

The parties hereto have expressly requested that this Warrant Certificate, all documents attached hereto, any notices or other documents to be given under this Warrant Certificate, and other documents related thereto be drawn up in the English language.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the date hereof.

TEXAS RARE EARTH RESOURCES CORP.

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNED:

SECURITIES TRANSFER CORPORATION

__________________________________________

Authorized Signatory

CLASS A UNIT WARRANT EXERCISE FORM

TO:	Texas Rare Earth Resources Corp. and
Securities Transfer Corporation

The undersigned hereby exercises the right to acquire Common Shares of Texas Rare Earth Resources Corp. (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Warrant Certificate) in accordance with and subject to the provisions of such Indenture and in connection therewith has enclosed a certified cheque, money order or bank draft payable to Texas Rare Earth Resources Corp. in an amount equal to US$(or a price as adjusted pursuant to the Indenture) in respect of each Common Share to be issued.

Number of Warrants Exercised:

The Common Shares (or other securities or property) are to be issued as follows:

Name:
Address in full:
Social Insurance Number:
Number of Common Shares:

Note: If further nominees intended, please attach (and initial) a schedule giving these particulars.

Signature Guaranteed	(Signature of Warrantholder) (Print full name)

Instructions:

1.
The registered holder may receive its Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants to Securities Transfer Corporation at its principal office at Denver, Colorado.

2.
If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder on the Exercise Form must be guaranteed by, a member of the Securities Transfer Association Medallion program, or a member of the Stock Exchange Medallion Program.

3.
If the Exercise Form is signed by an agent, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

4.	In the United States, signature guarantees must be executed by members of a “Medallion Signature Guarantee Program” only.

SCHEDULE “B”

CLASS B UNIT WARRANT CERTIFICATE

THIS IS SCHEDULE “B” to the Warrant Indenture made as of [●], 2015 between Texas Rare Earth Resources Corp. and Securities Transfer Corporation, as Warrant Agent.

CLASS B UNIT WARRANT CERTIFICATE
TEXAS RARE EARTH RESOURCES CORP.
(Incorporated under the laws of the State of Delaware)
CUSIP 882672 124

CLASS AWARRANT CERTIFICATE NO.  ______________________ ______ WARRANTS entitling the holder to acquire, subject to adjustment, one (1) Common Share for each whole Warrant represented hereby.

THIS CERTIFIES THAT, for value received,________________________________ (hereinafter referred to as the “holder”), subject to the terms, covenants, conditions and provisions of that Warrant Indenture between Texas Rare Earth Resources Corp., a Nevada Corporation (the “Corporation”), and Securities Transfer Corporation (the “Warrant Agent”), dated [●], 2015 (the “Indenture”), is entitled at any time prior to 5:00 p.m. (New York time) on [●],  (the “Time of Expiry”) to acquire in the manner and subject to the restrictions and adjustments set forth in the Indenture, one (1) fully paid and non-assessable share of common stock (“Common Share”) of the Corporation, as such shares were constituted on the Effective Date, upon payment of US$0.50 per share payable to the Corporation by way of a certified cheque, money order or bank draft. Any Warrants not exercised prior to the Time of Expiry shall be void and of no effect.  Any terms utilized herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

The certificates representing the Common Shares issued may be obtained upon duly completing and executing the Exercise Form attached hereto and surrendering this Warrant Certificate to the Warrant Agent at the principal office of the Warrant Agent in the State of Texas (or such alternate place or additional place as may be designated from time to time), together with a certified cheque, bank draft or money order payable to the Corporation for the applicable Class B Unit Exercise Price. These Warrants shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above, unless the Corporation accepts another form of delivery.  Upon surrender of these Warrants for Common Shares, the person or persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will (subject to the provisions of the Indenture) as soon as practicable and in any event within three (3) Business Days after the Exercise Date cause a certificate or certificates representing such Common Shares to be delivered to the Warrant Agency or to be mailed to the person or persons at the address or addresses specified in the Exercise Form. The registered holder of these Warrants may only acquire that number of Common Shares that is equal to the number of Common Shares which may be acquired for the Warrants represented by this Warrant Certificate. The registered holder of these Warrants may acquire any lesser number of Common Shares than the total number of Common Shares that may be acquired upon the exercise of the Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new Warrant Certificate for the balance of the Common Shares which may be acquired. No fractional Common Shares will be issued.

The Warrants represented by this certificate are issued under and pursuant to the Indenture between the Corporation and the Warrant Agent. Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Warrants and the terms and conditions upon which the Warrants are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth. By acceptance hereof, the holder assents to all provisions of the Indenture. A copy of the Indenture will be provided at no cost to a holder who makes a request for such copy to the Corporation. The Indenture provides for adjustments to the right of exercise, including the amount of and class and kind of securities or other property issuable upon exercise, upon the happening of certain stated events, including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities convertible into Common Shares or of other securities or assets of the Corporation, certain offerings of rights, warrants or options and certain reorganizations.  IF ANY CONFLICT EXISTS BETWEEN THE PROVISIONS CONTAINED HEREIN AND THE PROVISIONS OF THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL GOVERN.

The Warrants evidenced hereby shall not be exercised by any person during any time that no registration statement under the U.S. Securities Act registering the Common Shares issuable upon the exercise of the Warrants evidenced hereby is effective, unless an exemption from the registration requirements of the U.S. Securities Act is available and such holder provides evidence of the availability of such exemption satisfactory to the Corporation and the Warrant Agent. During such time and prior to the Time of Expiry, any person holding such Warrants shall have the right to provide notice to the Corporation of their intent to exercise, at which time the Corporation shall, at its own discretion, either permit such holder to exercise on a cashless basis such Warrant (provided that the Common Shares issued pursuant to such cashless exercise shall not be subject to any transfer restrictions in the United States) or redeem such warrants in accordance with the terms of the Indenture.

The holder of this Warrant Certificate may, at any time prior to the Time of Expiry, upon surrender hereof to the Warrant Agent at its principal office in the city of Denver, Colorado (or such alternate place or additional place as may be designated from time to time), exchange this Warrant Certificate for other Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture and in this Warrant Certificate.

The parties hereto have expressly requested that this Warrant Certificate, all documents attached hereto, any notices or other documents to be given under this Warrant Certificate, and other documents related thereto be drawn up in the English language.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the date hereof.

TEXAS RARE EARTH RESOURCES CORP.

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNED:
SECURITIES TRANSFER CORPORATION

__________________________________________
Authorized Signatory

CLASS B UNIT WARRANT EXERCISE FORM

TO:	Texas Rare Earth Resources Corp. and
Securities Transfer Corporation

The undersigned hereby exercises the right to acquire Common Shares of Texas Rare Earth Resources Corp. (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Warrant Certificate) in accordance with and subject to the provisions of such Indenture and in connection therewith has enclosed a certified cheque, money order or bank draft payable to Texas Rare Earth Resources Corp. in an amount equal to US$(or a price as adjusted pursuant to the Indenture) in respect of each Common Share to be issued.

Number of Warrants Exercised:

The Common Shares (or other securities or property) are to be issued as follows:

Name:
Address in full:
Social Insurance Number:
Number of Common Shares:

Note: If further nominees intended, please attach (and initial) a schedule giving these particulars.

Signature Guaranteed	(Signature of Warrantholder) (Print full name)

Instructions:

1.
The registered holder may receive its Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants to Securities Transfer Corporation at its principal office at Denver, Colorado.

2.
If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder on the Exercise Form must be guaranteed by a member of the Securities Transfer Association Medallion program, or a member of the Stock Exchange Medallion Program.

3.
If the Exercise Form is signed by an agent, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

4.	In the United States, signature guarantees must be executed by members of a “Medallion Signature Guarantee Program” only.